                                                              Exhibit 21

                SUBSIDIARIES OF THE REGISTRANT

The companies listed below are direct or indirect subsidiaries of the Registrant. Their names and jurisdictions of incorporation are as follows:

                                                         State/Country
Entity Name                                              of Incorporation

Ardco, Inc.                                              Illinois
Cade Industries, Inc.                                    Wisconsin
Carrier Air Conditioning Pty. Limited                    Australia
Carrier Corporation                                      Delaware
Carrier Ltd.                                             South Korea
Carrier Mexico S.A. de C.V.                              Mexico
Carrier S.A.                                             France
Carrier S.p.A.                                           Italy
Carrier Singapore (PTE) Limited                          Singapore
Carrier-Espana, SA                                       Spain
CEAM Srl                                                 Italy
China Tianjin Otis Elevator Company, Ltd.                China
Eagle Services Asia Private Limited                      Singapore
Elevadores Otis Ltda.                                    Brazil
Empresas Carrier, S.A. De C.V.                           Mexico
Evans Lifts Limited                                      United Kingdom
Generale Frigorifique                                    France
Hamilton Sundstrand Corporation                          Delaware
Hamilton Sundstrand Pacific Aerospace, Inc.              Singapore
Hamilton Sundstrand Power Systems, Inc.                  Delaware
Helicopter Support, Inc.                                 Connecticut
Homogenous Metals Inc.                                   New York
ICP International Holdings Inc.                          Cayman Islands
Johns Perry Lifts Holdings                               Cayman Islands
LG-Otis Elevator Company                                 South Korea
Microtecnica SRL                                         Italy
Milton Roy Company                                       Pennsylvania
Miraco Development Services & Trading Company, S.A.E.    Egypt
Nevada Bond Investment Corp II                           Nevada
Nippon Otis Elevator Company                             Japan
Otis                                                     France
Otis Elevator Company (H.K.) Limited                     Hong Kong
Otis Elevator Company [New Jersey]                       New Jersey
Otis Elevator Company Pty. Ltd.                          Australia
Otis G.m.b.H. & Co. OHG                                  Germany
Otis Investments Plc                                     United Kingdom
Otis S.p.A.                                              Italy
Pratt & Whitney Canada Corp.                             Canada
Pratt & Whitney Component Solutions, Inc.                Michigan
Pratt & Whitney Compressor Airfoil Holdings, Inc.        Delaware
Pratt & Whitney Engine Services, Inc.                    Delaware
Pratt & Whitney Export, Inc                              Delaware
Pratt & Whitney Holdings LLC                             Cayman Islands
Pratt & Whitney Power Systems, Inc.                      Delaware
Pratt & Whitney Services, Inc.                           Delaware
Profroid Industries S.A.                                 France
Ratier Figeac S.A.                                       France
Sikorsky Aircraft Corporation                            Delaware
Sikorsky Export Corporation                              Delaware
Sikorsky International Operations, Inc.                  Delaware
Sirius (Korea) Ltd.                                      United Kingdom
Springer Carrier S.A.                                    Brazil
Sullair Corporation                                      Indiana
Sundstrand Pacific Acquiring PTE Ltd.                    Singapore
Sundyne Corporation                                      Delaware
The Carmel Forge Limited                                 Israel
The Express Lift Company Limited                         United Kingdom
The Falk Corporation                                     Delaware
Turbine Overhaul Services PTE LTD                        Singapore
Tyler Refrigeration Corporation                          Delaware
United Technologies Electronic Controls, Inc.            Delaware
United Technologies International Operations, Inc.       Delaware
Zardoya Otis, S.A.                                       Spain


Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.